For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Third Quarter 2015 Results
***
2015 Full Year Constant-Currency Earnings Outlook Reaffirmed
Landmark Initiative Launched with the American Heart Association

Philadelphia, PA, August 12, 2015 - Aramark (NYSE:ARMK), the $15 billion global provider of award-winning services in food, facilities management, and uniforms, today reported third quarter fiscal 2015 results, reaffirmed its 2015 constant-currency earnings outlook and announced a landmark initiative with the American Heart Association.

Calendar Shift
As previously disclosed, the company’s fiscal calendar timing resulted in a 53 week year in 2014. This has two impacts on 2015 results. First, the fourth quarter of 2015 will be negatively impacted by approximately one week less of both sales and adjusted operating income vs the prior year, or approximately 7% for the quarter and 2% for the year. Second, our businesses will be affected by a later starting point in each quarter vs. the prior year. This has a modest phasing impact on several businesses in North America between quarters, with a full year negative impact of approximately (1%).

Q3 HIGHLIGHTS

•	Sales of $3.5 billion;

•	Adjusted operating income of $178 million, U.S. GAAP operating income of $117 million;

•	Adjusted Earnings per Share of $0.29, U.S. GAAP earnings per share of $0.14;

•	2015 Full-Year Adjusted EPS expectation unchanged at $1.50 to $1.60.

“The business performed in line with our expectations in the third quarter as we continued making significant progress against our transformation agenda,” said Eric J. Foss, Chairman, President and Chief Executive Officer. “Our earnings outlook for this year remains unchanged on a constant currency basis, with continued emphasis on capturing additional productivity and margin improvement while driving critical re-investment in the business. We are maintaining focus on our multi-year growth strategy as we move into 2016 and are well positioned to keep delivering sustainable shareholder value.”

THIRD QUARTER SALES RESULTS

	Q3 Sales	As-Reported Growth (GAAP)	Organic Sales Growth[1]	Estimated Impact on Organic Growth from Calendar Shift
FSS North America	$2.4B	(3)%	(3)%	(3)%
FSS International	0.7B	(8)%	6%	na
Uniform & Career Apparel	0.4B	4%	4%	na
Total Company	$3.5B	(4)%	Flat	(2)%
1 Organic Growth adjusts for currency translation, acquisitions and divestitures, but does not adjust for the estimated calendar shift impact.

The company experienced solid retention rates and base business expansion in the quarter. The North American segment, particularly the Education and Sports, Leisure and Corrections sectors, were the most significantly affected by the calendar shift in the quarter. FSS International organic growth was driven by continued strong European sales growth and ongoing expansion in Emerging Markets, especially China. Sales in the Uniform and Career Apparel segment were strong in the quarter as capacity expansion and automation investments continued to be brought on-line.

During the quarter, the National Park Service announced that it had selected Aramark as the new concessioner for Yosemite National Park. Under the 15-year contract, scheduled to begin on March 1, 2016, Aramark will manage Yosemite’s hospitality programs encompassing lodging, food and beverage, retail, recreational and transportation services.

THIRD QUARTER ADJUSTED OPERATING INCOME (AOI) RESULTS

	Q3 AOI	Operating Income Growth (GAAP)	AOI Growth[1]	Estimated Impact on AOI Growth from Calendar Shift
FSS North America	$108M	(22)%	(10)%	(6)%
FSS International	38M	(13)%	9%	na
Uniform & Career Apparel	49M	6%	8%	na
Corporate	(17)M
Total Company	$178M	(17)%	(4)%	(4)%
1 AOI does not adjust for the estimated calendar shift impact.

During the third quarter, FSS North America had solid productivity gains from food and labor initiatives in its base client locations, which, as was previously disclosed, was offset by the timing of costs associated with certain start-up accounts as well as the phasing of investment spending and an approximate 2% headwind from reductions in Canadian remote oil services. Productivity initiatives and revenue drop-through continued to improve FSS International’s results, with the segment achieving strong profit expansion in the quarter. The Uniform & Career Apparel segment also achieved strong profit expansion as a result of revenue growth, strong cost controls and automation investments.

THIRD QUARTER EARNINGS SUMMARY
Adjusted net income was $71 million or $0.29 per share, versus adjusted net income of $73 million or $0.30 per share in the third quarter of 2014. The diluted weighted average share count in the third quarter of fiscal 2015 was 247.2 million shares vs. 243.7 million in the prior year period. The calendar shift is estimated to have reduced earnings per share in the quarter by $0.02.

On a U.S. GAAP basis, sales were $3.5 billion, operating income was $117 million, net income attributable to Aramark stockholders was $34 million and diluted earnings per share were $0.14. This compares to the third quarter of 2014 where on a U.S. GAAP basis, sales were $3.6 billion, operating income was $141 million, net income attributable to Aramark stockholders was $47 million and diluted earnings per share were $0.19. The company’s calculations of organic sales growth, adjusted operating income and adjusted net income adjusts for changes in currency translation rates. The significant strengthening of the U.S. dollar versus the prior year period decreased sales by approximately $126 million, operating income by $7 million and net income by $5 million ($0.02 in earnings per share) in the quarter. A reconciliation of as reported U.S. GAAP financial measures to adjusted financial measures, including changes in currency translation rates is presented below. See “Non-GAAP Measures.”

LANDMARK INITIATIVE WITH THE AMERICAN HEART ASSOCIATION
The company recently announced a landmark initiative with the American Heart Association, aimed at improving Americans’ diets and health by 20 percent by 2020. Healthy for Life® 20 by 20, a five year initiative, introduces industry leading menu commitments by reducing calories, saturated fat and sodium levels 20 percent, and increasing fruits, vegetables and whole grains 20 percent. Changes will impact more than 2 billion meals that Aramark serves annually at thousands of schools and universities, businesses, hospitals, sports and entertainment venues, parks and other destinations, with an expected impact of 10 billion meals by 2020.

LIQUIDITY & CAPITAL STRUCTURE
The company’s liquidity remains strong, with cash on hand plus available secured credit lines totaling $600 million at the end of the third quarter. As of quarter end, total debt was $5.6 billion. The company’s trailing 12-month total debt to adjusted EBITDA ratio was 4.4, an improvement of 30 basis points versus a year ago. This is due to a combination of adjusted EBITDA growth and lower average debt levels. On July 26, 2015, Moody's Investors Service (Moody's) upgraded Aramark Services, Inc.'s corporate family rating (CFR), along with other ratings, to Ba3 from B1.

2015 OUTLOOK & CURRENCY IMPACT
The company’s adjusted earnings per share outlook for the year is unchanged at $1.50 - $1.60. Currency exchange rates are essentially unchanged from the company’s previous disclosures and on a full year basis, at current currency exchange rates, the impact on both sales and adjusted operating income remains a reduction of approximately 3%.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings and review its outlook for the remainder of the year. This call and related materials can be reviewed, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our approximately 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 21 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

# # #

Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to control our cash operating costs. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with U.S. GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	July 3, 2015	June 27, 2014

Sales	$3,486,203	$3,620,057

Costs and Expenses:
Cost of services provided	3,164,700	3,275,409
Depreciation and amortization	125,332	124,917
Selling and general corporate expenses	79,293	78,448
	3,369,325	3,478,774
Operating income	116,878	141,283
Interest and other financing costs, net	71,225	71,186
Income before income taxes	45,653	70,097
Provision for income taxes	11,615	23,181
Net income	34,038	46,916
Less: Net income attributable to noncontrolling interest	277	43
Net income attributable to Aramark stockholders	$33,761	$46,873

Earnings per share attributable to Aramark stockholders:
Basic	$0.14	$0.20
Diluted	$0.14	$0.19

Weighted Average Shares Outstanding:
Basic	238,718	231,854
Diluted	247,224	243,739

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Nine Months	Nine Months
	Ended	Ended
	July 3, 2015	June 27, 2014

Sales	$10,783,183	$10,885,145

Costs and Expenses:
Cost of services provided	9,691,195	9,790,036
Depreciation and amortization	375,757	387,058
Selling and general corporate expenses	242,597	288,739
	10,309,549	10,465,833
Operating income	473,634	419,312
Interest and other financing costs, net	214,354	256,613
Income before income taxes	259,280	162,699
Provision for income taxes	79,517	57,750
Net income	179,763	104,949
Less: Net income attributable to noncontrolling interest	682	398
Net income attributable to Aramark stockholders	$179,081	$104,551

Earnings per share attributable to Aramark stockholders:
Basic	$0.76	$0.47
Diluted	$0.73	$0.45

Weighted Average Shares Outstanding:
Basic	236,933	223,143
Diluted	246,035	234,822

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	July 3, 2015	October 3, 2014
Assets

Current Assets:
Cash and cash equivalents	$117,836	$111,690
Receivables	1,465,896	1,582,431
Inventories	550,922	553,815
Prepayments and other current assets	252,942	217,040
Total current assets	2,387,596	2,464,976
Property and Equipment, net	958,478	997,331
Goodwill	4,563,345	4,589,680
Other Intangible Assets	1,145,604	1,252,741
Other Assets	1,158,342	1,150,965
	$10,213,365	$10,455,693

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$86,000	$89,805
Accounts payable	689,260	986,240
Accrued expenses and other current liabilities	1,051,388	1,302,828
Total current liabilities	1,826,648	2,378,873
Long-Term Borrowings	5,531,964	5,355,789
Other Liabilities	978,443	993,118
Redeemable Noncontrolling Interest	9,969	9,877
Total Stockholders' Equity	1,866,341	1,718,036
	$10,213,365	$10,455,693

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months	Nine Months
	Ended	Ended
	July 3, 2015	June 27, 2014

Cash flows from operating activities:
Net income	$179,763	$104,949
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	375,757	387,058
Income taxes deferred	11,032	(46,190)
Share-based compensation expense	51,984	83,017
Changes in operating assets and liabilities	(479,492)	(562,432)
Other operating activities	18,540	16,158
Net cash provided by (used in) operating activities	157,584	(17,440)

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(346,471)	(310,510)
Acquisition, divestitures and other investing activities	(376)	12,239
Net cash used in investing activities	(346,847)	(298,271)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	195,003	(194,933)
Net change in funding under the Receivables Facility	(7,870)	50,000
Payments of dividends	(61,236)	(34,696)
Proceeds from initial public offering, net	—	524,081
Proceeds from issuance of common stock	24,109	3,701
Other financing activities	45,403	(21,021)
Net cash provided by financing activities	195,409	327,132
Increase in cash and cash equivalents	6,146	11,421
Cash and cash equivalents, beginning of period	111,690	110,998
Cash and cash equivalents, end of period	$117,836	$122,419

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	July 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,382,626	$721,974	$381,603		$3,486,203
Operating Income (as reported)	$73,599	$32,321	$49,563	$(38,605)	$116,878
Operating Income Margin (as reported)	3.1%	4.5%	13.0%		3.4%

Sales (as reported)	$2,382,626	$721,974	$381,603		$3,486,203
Effects of Acquisitions and Divestitures	(1,415)	—	(70)		(1,485)
Adjusted Sales (Organic)	$2,381,211	$721,974	$381,533		$3,484,718

Operating Income (as reported)	$73,599	$32,321	$49,563	$(38,605)	$116,878
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,558	120	(582)	—	27,096
Share-Based Compensation	195	15	33	20,764	21,007
Severance and Other Charges	(900)	5,122	—	3,974	8,196
Effects of Acquisitions and Divestitures	(97)	—	(3)	—	(100)
Gains, Losses and Settlements impacting comparability	7,117	—	—	(2,645)	4,472
Adjusted Operating Income	$107,472	$37,578	$49,011	$(16,512)	$177,549

Adjusted Operating Income Margin	4.5%	5.2%	12.8%		5.1%

	Three Months Ended
	June 27, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,468,863	$784,082	$367,112		$3,620,057
Operating Income (as reported)	$94,904	$37,364	$46,857	$(37,842)	$141,283
Operating Income Margin (as reported)	3.8%	4.8%	12.8%		3.9%

Sales (as reported)	$2,468,863	$784,082	$367,112		$3,620,057
Effect of Currency Translation	(24,205)	(101,873)	—		(126,078)
Effects of Acquisitions and Divestitures	—	(1,797)	—		(1,797)
Adjusted Sales (Organic)	$2,444,658	$680,412	$367,112		$3,492,182

Operating Income (as reported)	$94,904	$37,364	$46,857	$(37,842)	$141,283
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,847	1,727	(1,048)	—	28,526
Share-Based Compensation	674	167	348	10,122	11,311
Effect of Currency Translation	(1,750)	(5,792)	—	—	(7,542)
Severance and Other Charges	(609)	754	—	7,981	8,126
Effects of Acquisitions and Divestitures	—	200	—	—	200
Branding	—	—	—	4,634	4,634
Gains, Losses and Settlements impacting comparability	(1,258)	—	(623)	475	(1,406)
Adjusted Operating Income	$119,808	$34,420	$45,534	$(14,630)	$185,132

Adjusted Operating Income Margin	4.9%	5.1%	12.4%		5.3%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	July 3, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,466,119	$2,180,343	$1,136,721		$10,783,183
Operating Income (as reported)	$363,558	$83,360	$145,743	$(119,027)	$473,634
Operating Income Margin (as reported)	4.9%	3.8%	12.8%		4.4%

Sales (as reported)	$7,466,119	$2,180,343	$1,136,721		$10,783,183
Effects of Acquisitions and Divestitures	(5,450)	(1,701)	(1,387)		(8,538)
Adjusted Sales (Organic)	$7,460,669	$2,178,642	$1,135,334		$10,774,645

Operating Income (as reported)	$363,558	$83,360	$145,743	$(119,027)	$473,634
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	83,060	1,767	(1,903)	—	82,924
Share-Based Compensation	1,737	2,639	407	52,692	57,475
Severance and Other Charges	(1,788)	6,270	158	18,360	23,000
Effects of Acquisitions and Divestitures	(314)	(145)	28	—	(431)
Gains, Losses and Settlements impacting comparability	969	4,825	(2,132)	1,630	5,292
Adjusted Operating Income	$447,222	$98,716	$142,301	$(46,345)	$641,894

Adjusted Operating Income Margin	6.0%	4.5%	12.5%		6.0%

	Nine Months Ended
	June 27, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,449,761	$2,340,153	$1,095,231		$10,885,145
Operating Income (as reported)	$382,519	$78,534	$123,716	$(165,457)	$419,312
Operating Income Margin (as reported)	5.1%	3.4%	11.3%		3.9%

Sales (as reported)	$7,449,761	$2,340,153	$1,095,231		$10,885,145
Effect of Currency Translation	(70,669)	(269,546)	—		(340,215)
Effects of Acquisitions and Divestitures	—	(1,797)	—		(1,797)
Adjusted Sales (Organic)	$7,379,092	$2,068,810	$1,095,231		$10,543,133

Operating Income (as reported)	$382,519	$78,534	$123,716	$(165,457)	$419,312
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	87,220	4,923	6,721	—	98,864
Share-Based Compensation	674	167	348	32,255	33,444
Effect of Currency Translation	(6,736)	(13,133)	—	—	(19,869)
Severance and Other Charges	(11,936)	13,862	—	20,027	21,953
Effects of Acquisitions and Divestitures	—	200	—	—	200
Branding	1,189	225	210	17,862	19,486
Initial Public Offering Related Expenses, including share-based compensation	—	—	—	56,133	56,133
Gains, Losses and Settlements impacting comparability	2,409	—	(1,546)	394	1,257
Adjusted Operating Income	$455,339	$84,778	$129,449	$(38,786)	$630,780

Adjusted Operating Income Margin	6.2%	4.1%	11.8%		6.0%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014

Net Income (as reported)	$34,038	$46,916	$179,763	$104,949
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,096	28,526	82,924	98,864
Share-Based Compensation	21,007	11,311	57,475	33,444
Effect of Currency Translation	—	(7,542)	—	(19,869)
Severance and Other Charges	8,196	8,126	23,000	21,953
Effects of Acquisitions and Divestitures	(100)	200	(431)	200
Branding	—	4,634	—	19,486
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133
Gains, Losses and Settlements impacting comparability	4,472	(1,406)	5,292	1,257
Effects of Refinancings on Interest and Other Financing Costs, net	—	—	—	25,705
Tax Impact of Adjustments to Adjusted Net Income	(23,728)	(17,320)	(70,304)	(88,622)
Adjusted Net Income	$70,981	$73,445	$277,719	$253,500
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	23,728	17,320	70,304	62,917
Provision for Income Taxes	11,615	23,181	79,517	57,750
Interest and Other Financing Costs, net	71,225	71,186	214,354	256,613
Adjusted Operating Income	$177,549	$185,132	$641,894	$630,780
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(27,096)	(28,526)	(82,924)	(98,864)
Depreciation and Amortization	125,332	124,917	375,757	387,058
Adjusted EBITDA	$275,785	$281,523	$934,727	$918,974

Adjusted Earnings Per Share
Adjusted Net Income	$70,981	$73,445	$277,719	$253,500
Net Income Attributable to Noncontrolling Interest	(277)	(43)	(682)	(398)
Adjusted Net Income Attributable to Aramark Stockholders	$70,704	$73,402	$277,037	$253,102
Diluted Weighted Average Shares Outstanding	247,224	243,739	246,035	234,822
	$0.29	$0.30	$1.13	$1.08

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	July 3, 2015	June 27, 2014

Net Income (as reported)	$224,273	$144,053
Adjustment:
Loss from discontinued operations, net of tax	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	113,565	137,908
Share-based compensation	71,553	40,533
Effect of currency translation	—	(19,869)
Severance and other charges	54,601	42,639
Effects of acquisitions and divestitures	(431)	200
Branding	7,424	19,486
Initial public offering related expenses, including share-based compensation	—	56,133
Gains, Losses and Settlements impacting comparability	5,946	4,263
Effect of Refinancing on Interest and Other Financing Costs, net	—	25,705
Tax impact of Adjustments to Adjusted Net Income	(111,263)	(116,964)
Adjusted Net Income	$365,668	$335,117
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	111,263	91,259
Provision for Income Taxes	101,985	70,507
Interest and Other Financing Costs, net	292,627	339,066
Adjusted Operating Income	$871,543	$835,949
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(113,565)	(137,908)
Depreciation and Amortization	510,280	524,682
Adjusted EBITDA	$1,268,258	$1,222,723

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,617,964	$5,689,709
Adjusted EBITDA	$1,268,258	$1,222,723
Debt/Adjusted EBITDA	4.4	4.7

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards. This adjustment excludes the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($4.0 million for the third quarter of 2015 and $14.3 million for the year-to-date 2015 and $6.0 million for the third quarter of 2014 and $18.1 million for the year-to-date 2014), organizational streamlining initiatives ($3.8 million net expense for the third quarter of 2015 and $0.9 million net expense for the year-to-date 2015 and $1.3 million net expense reduction for the third quarter of 2014 and $0.5 million for the year-to-date 2014), and other consulting costs related to transformation initiatives ($0.4 million for the third quarter of 2015 and $7.8 million for the year-to-date 2015 and $3.5 million for the third quarter and year-to-date 2014).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($50.9 million for the year-to-date 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for the year-to-date 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as loss on divestitures ($4.3 million for the year-to-date 2015 and $6.7 million for the year-to-date 2014), asset impairments associated with preparing a property for sale ($8.7 million for the third quarter and year-to-date 2015), insurance reserve adjustments due to favorable claims experience ($1.6 million for the third quarter of 2015 and $9.9 million for the year-to-date 2015 and $1.9 million for the third quarter of 2014 and $5.8 million for the year-to-date 2014), expenses related to secondary offerings of common stock by certain of our stockholders ($0.3 million for the third quarter of 2015 and $1.8 million for the year-to-date 2015 and $0.9 million for the third quarter and year-to-date 2014), the impact of the change in fair value related to gasoline and diesel agreements ($2.9 million gain for the third quarter of 2015 and a gain of $0.2 million for the year-to-date 2015 and a gain of $0.5 million for the third quarter of 2014 and a gain of $0.6 million for the year-to-date 2014) and other miscellaneous expenses.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions to or breaches of our information security systems or compromise of data; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth in the “Risk Factors,” Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 3, 2014, as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.